Exhibit 99.1

Investor Contact:
Quintin Lai Vice President, Investor Relations (610) 594-3318
West Announces First-Quarter 2017 Results
- Conference Call Scheduled for 9 a.m. EDT Today -

Exton, PA, April 27, 2017 – West Pharmaceutical Services, Inc. (NYSE: WST) today announced its financial results for the first-quarter 2017 and updated financial guidance for the full-year 2017.

First-Quarter 2017 Highlights

•	Reported net sales of $387.7 million grew 7.1% over the prior-year quarter. Net sales at constant currency grew by 8.7%.

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First-quarter 2017 reported-diluted EPS was $0.81, compared to prior-year quarter’s results of reported-diluted EPS of $0.30 and adjusted-diluted EPS of $0.53. First-quarter 2017 reported-diluted EPS includes the impact of a tax benefit of $0.21 associated with the adoption of guidance issued by the Financial Accounting Standards Board (FASB) regarding share-based payment transactions.

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Reaffirming full-year 2017 sales and raising reported-diluted EPS guidance. Full-year 2017 sales guidance is unchanged and is expected to be between $1.585 billion to $1.610 billion. Full-year 2017 reported-diluted EPS guidance is now expected to be between $2.66 and $2.78, compared to the prior range of $2.45 and $2.57, and reflects the previously-discussed adoption of FASB-issued guidance.

“Adjusted diluted EPS” and “net sales at constant currency” are Non-GAAP measurements. See discussion under the heading “Non-GAAP Financial Measures” in this release.

Executive Commentary

“Our first quarter performance of solid organic sales growth with expansion in both gross profit and operating profit margins shows the benefit of providing critical integrated containment and delivery solutions for injectable medicines to a broad, global customer base,” said Eric M. Green, President and Chief Executive Officer. “We continue to see overall customer demand increase for high-quality components, safe and user-friendly administration devices, and innovative containment and delivery solutions and services.”

Mr. Green concluded, “Our market-led strategy is strengthening our connections with customers. Our end markets remain solid and growing, and we are reaffirming 2017 full-year organic sales growth of 7% to 9%. While customer-specific issues may sometimes affect quarter-to-quarter variability in order volume, we feel that the strategic focus on high-value products, contract manufacturing and patient self-injection platforms will drive our performance to the high end of our long-term 6% to 8% organic sales growth range.”

Financial Results (comparisons to prior-year period)

First-quarter 2017 reported net sales were $387.7 million, compared to $362.1 million. Reported net sales growth was 7.1%. On a constant-currency basis, organic sales growth was 8.7%.
Proprietary Products segment reported net sales were $308.8 million, compared to $290.8 million. Reported net sales growth was 6.2%. Organic sales growth was 8.0%, led by high-single digit growth of high-value products. The Pharma market unit had double-digit organic sales growth and the Biologics market unit had mid-single digit growth. As expected, the Generics market unit saw organic sales decline in the mid-single digits as customers continued to reduce safety-stock acquired in the first half of 2016.
Committed orders in the Proprietary Products segment at March 31, 2017, were $408 million, a decrease of 5% at constant currency compared to March 31, 2016, and an increase of 8% at constant currency compared to December 31, 2016.
Contract-Manufactured Products segment reported net sales were $79.1 million, compared to $71.6 million. Reported net sales growth was 10.6%, and organic sales growth was 11.4%. Segment growth in the quarter benefited from the initial commercial ramp-up of large projects that commenced in the second half of 2016, as well as a favorable year-over-year comparison with a softer sales quarter in 2016.
Gross profit margin improved to 34.6%, an increase of 60 basis points. Proprietary Products segment gross profit margin was 39.2%, an increase of 40 basis points due to price increases and increased efficiencies, partially offset by higher overhead costs, salaries and unfavorable volume and mix. Contract-Manufactured Products segment gross profit margin was 16.3%, an increase of 160 basis points due to favorable volume, mix and price and increased efficiencies, partially offset by salary increases and increased plant depreciation.
First-quarter 2017 reported operating profit was $61.3 million, which represented an operating profit margin of 15.8%. First-quarter 2016 reported operating profit was $30.0 million. Excluding restructuring and related charges and a Venezuela currency devaluation, first-quarter 2016 adjusted operating profit was $55.6 million, which represented an adjusted operating profit margin of 15.4%. On an adjusted basis, first-quarter 2017 operating profit margin expanded by 40 basis points, primarily driven by higher gross profit margin.
Income tax expense in the quarter was $2.2 million, which represented an effective tax rate of 3.6%. The effective tax rate reflects the impact of a tax benefit of $15.9 million associated with the previously-discussed adoption of FASB-issued guidance. Excluding this tax benefit, the effective tax rate used in determining adjusted net income was 30.2% as compared to 28.0% in the prior-year quarter, due to increased profitability in higher-tax rate jurisdictions.
During the quarter, the Company repurchased 325,000 shares for $26.9 million. There are 475,000 shares available to be repurchased in the program authorized by our Board of Directors in December 2016.

Full-Year 2017 Financial Guidance

West’s expected full-year 2017 net sales, margin and EPS guidance are as follows:

(in millions, except EPS)	2017 Updated Guidance	Prior Guidance
Consolidated net sales	no change	$1,585 to $1,610
Consolidated gross profit margin (% of net sales)	no change	34.4% to 34.8%
Proprietary Products net sales	no change	$1,245 to $1,260
Contract-Manufactured Products net sales	no change	$340 to $350
Full-Year reported-diluted EPS*	$2.66 to $2.78	$2.45 to $2.57

* Includes the reported-diluted EPS impact of $0.21 for the first-quarter 2017 tax benefit associated with the previously-discussed adoption of FASB-issued guidance.

The principal currency assumption used in preparing these estimates is the translation of the euro at $1.05 for the remainder of 2017.
Excluding the impact from tax benefits associated with the previously-discussed adoption of FASB-issued guidance, the Company expects that its annual effective tax rate will be approximately 29.5%. These tax benefits will typically be largest in the first quarter of a calendar year due to the expiration of most stock options. The Company does not plan on forecasting future benefits as they could vary quarter to quarter with the time and size of stock option exercises. Instead, the Company will include the impacts with each reported period. As a point of reference, the Company would have had $11 million of net income benefit in the first quarter of 2016 and would have had $18 million for the full-year 2016, resulting in an EPS benefit of $0.15 in the first-quarter 2016 and $0.24 for the full-year 2016.
The Company estimates its 2017 capital spending at between $150 million and $175 million.

First-Quarter Conference Call

The Company will host a conference call to discuss the results and business expectations at 9:00 a.m. Eastern Time today. To participate on the call please dial 877-930-8295 (U.S.) or 253-336-8738 (International). The conference ID is 3829053.
A live broadcast of the conference call will be available at the Company’s web site, www.westpharma.com, in the “Investors” section. Management will refer to a slide presentation during the call, which will be made available on the day of the call. To view the presentation, select “Presentations” in the “Investors” section of the Company’s website.
An online archive of the broadcast will be available at the site three hours after the live call and will be available through Thursday, May 4, 2017, by dialing 855-859-2056 (U.S.) or 404-537-3406 (International) and entering conference ID 3829053.

Forward-Looking Statements

Certain forward-looking statements are included in this release. They use such words as “reaffirming,” “raising,” “unchanged,” “expected,” “reflects,” “continue,” “see,” “increase,” “strengthening,” “remain,” “may affect,” “believe,” “expects,” “revising,” “include,” “estimates,” and other similar terminology. These statements reflect management’s current expectations regarding future events and operating performance and speak only as of the date of this release. There is no certainty that actual results will be achieved in line with current expectations. These forward-looking statements involve a number of risks and uncertainties. The following are some of the factors that could cause our actual results to differ materially from those expressed in or underlying our forward-looking statements: customers’ changing inventory requirements and manufacturing plans; customer decisions to move forward with our new products and product categories; average profitability, or mix, of the products we sell; dependence on third-party suppliers and partners; interruptions or weaknesses in our supply chain; increased raw material costs; fluctuations in currency exchange; and the ability to meet development milestones with key customers. This list of important factors is not all inclusive. For a description of certain additional factors that could cause the Company's future results to differ from those expressed in any such forward-looking statements, see Item 1A, entitled “Risk Factors,” in the company's Annual Report on Form 10-K for the years ended December 31, 2016.
Except as required by law or regulation, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

This press release and the preceding discussion of the Company’s results, financial guidance and the accompanying financial tables use the following financial measures that have not been calculated in accordance with U.S. generally accepted accounting principles (GAAP), and therefore are referred to as Non-GAAP financial measures:

•	Net sales at constant currency (organic sales growth)

•	Adjusted operating profit

•	Adjusted operating profit margin

•	Adjusted income tax expense

•	Adjusted net income

•	Adjusted diluted EPS

•	Net debt

•	Total invested capital

•	Net debt-to-total invested capital

The Company believes that these Non-GAAP measures of financial results provide useful information to management and investors regarding business trends, results of operations, and the Company’s overall performance and financial position. The Company’s executive management team uses these financial measures to evaluate the performance of the Company in terms of profitability and efficiency, to compare operating results to prior periods, to evaluate changes in the operating results of each segment, and to measure and allocate financial resources to its segments. The Company believes that the use of these Non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends in comparing its financial measures with other companies.
The Company’s executive management does not consider such Non-GAAP measures in isolation or as an alternative to such measures determined in accordance with GAAP. The principal limitation of these financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which items are excluded. In order to compensate for these limitations, Non-GAAP financial measures are presented in connection with GAAP results. The Company urges investors and potential investors to review the reconciliations of its Non-GAAP financial measures to the comparable GAAP financial measures, and not to rely on any single financial measure to evaluate the Company’s business.
Net sales at constant currency translates the current-period reported sales of subsidiaries whose functional currency is other than the U.S. dollar at the applicable foreign exchange rates in effect during the comparable prior-year period. In calculating adjusted operating profit, adjusted operating profit margin, adjusted income tax expense, adjusted net income and adjusted diluted EPS, the Company excludes the impact of items that are not considered representative of ongoing operations. Such items may include restructuring and related costs, certain asset impairments, other specifically-identified gains or losses, and discrete income tax items. A reconciliation of these adjusted Non-GAAP measures to the comparable GAAP financial measures is included in the accompanying tables.
The following is a description of the items excluded from adjusted operating profit, adjusted income tax expense, adjusted net income, and adjusted diluted EPS for the three months presented in the accompanying tables:
Restructuring and related charges - During the three months ended March 31, 2016, the Company recorded $22.9 million in restructuring and related charges, consisting of $7.9 million for severance charges and $15.0 million for non-cash asset write-downs associated with the discontinued use of certain trademarks and certain equipment.
Venezuela currency devaluation - During the three months ended March 31, 2016, the Company recorded a charge of $2.7 million related to the devaluation of the Venezuelan Bolivar from the previously-prevailing official exchange rate of 6.3 Bolivars to USD to 10.0 Bolivars to USD.

WEST PHARMACEUTICAL SERVICES, INC. CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED) (in millions, except per share data)

	Three Months Ended March 31,
	2017		2016
Net sales	$387.7	100%	$362.1	100%
Cost of goods and services sold	253.6	65	238.8	66
Gross profit	134.1	35	123.3	34
Research and development	10.3	3	9.4	2
Selling, general and administrative expenses	61.6	16	58.1	16
Other expense, net	0.9	—	25.8	7
Operating profit	61.3	16	30.0	9
Interest expense, net	1.8	—	2.2	1
Income before income taxes	59.5	16	27.8	8
Income tax expense	2.2	1	6.9	2
Equity in net income of affiliated companies	3.6	1	1.2	—
Net income	$60.9	16%	$22.1	6%

Net income per share:
Basic	$0.83		$0.31
Diluted	$0.81		$0.30

Average common shares outstanding	73.3		72.5
Average shares assuming dilution	74.9		74.1

WEST PHARMACEUTICAL SERVICES REPORTING SEGMENT INFORMATION (UNAUDITED) (in millions)

	Three Months Ended March 31,
Net Sales:	2017	2016
Proprietary Products	$308.8	$290.8
Contract-Manufactured Products	79.1	71.6
Eliminations	(0.2)	(0.3)
Consolidated Total	$387.7	$362.1

Operating Profit (Loss):
Proprietary Products	$64.9	$61.9
Contract-Manufactured Products	8.8	7.0
U.S. pension expense	(1.2)	(2.2)
Stock-based compensation expense	(3.5)	(4.6)
General corporate costs	(7.7)	(6.5)
Adjusted Operating Profit	$61.3	$55.6
Adjusted Operating Profit Margin	15.8%	15.4%

Restructuring and related charges	—	(22.9)
Venezuela currency devaluation	—	(2.7)
Reported Operating Profit	$61.3	$30.0
Reported Operating Profit Margin	15.8%	8.3%

WEST PHARMACEUTICAL SERVICES
RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)
Please refer to "Non-GAAP Financial Measures" for more information
(in millions, except per share data)

Reconciliation of Reported and Adjusted Operating Profit, Net Income and Diluted EPS

Three months ended March 31, 2016	Operating profit	Income tax expense	Net income	Diluted EPS
Reported (GAAP)	$30.0	$6.9	$22.1	$0.30
Restructuring and related charges	22.9	7.9	15.0	0.20
Venezuela currency devaluation	2.7	0.2	2.5	0.03
Adjusted (Non-GAAP)	$55.6	$15.0	$39.6	$0.53

Reconciliation of Net Sales to Net Sales at Constant Currency(1)

Three months ended March 31, 2017	Proprietary	CM	Eliminations	Total
Reported net sales (GAAP)	$308.8	$79.1	$(0.2)	$387.7
Effect of changes in currency translation rates	5.2	0.6	—	5.8
Net sales at constant currency (Non-GAAP)(1)	$314.0	$79.7	$(0.2)	$393.5

(1) Net sales at constant currency translates the current-period reported sales of subsidiaries whose functional currency is other than the U.S. dollar at the applicable foreign exchange rates in effect during the comparable prior-year period.

WEST PHARMACEUTICAL SERVICES CASH FLOW ITEMS (UNAUDITED) (in millions)

	Three Months Ended March 31,
	2017	2016
Depreciation and amortization	$23.3	$22.3
Operating cash flow	$20.7	$3.0
Capital expenditures	$37.5	$39.0

WEST PHARMACEUTICAL SERVICES FINANCIAL CONDITION (UNAUDITED) (in millions)

	As of March 31, 2017	As of December 31, 2016
Cash and cash equivalents	$169.4	$203.0
Debt	$228.6	$228.6
Equity	$1,168.6	$1,117.5
Net debt-to-total invested capital(2)	4.8%	2.2%
Working capital	$396.1	$400.9

(2) Net debt and total invested capital are Non-GAAP measures. Net debt is determined by reducing total debt by the amount of cash and cash equivalents, and for purpose of measuring net debt to invested capital, total invested capital is the sum of net debt and shareholders’ equity. Please refer to “Non-GAAP Financial Measures” in this release for additional information regarding those measures.

Trademark Notices
Trademarks and registered trademarks are the property of West Pharmaceutical Services, Inc., in the United States and other jurisdictions, unless noted otherwise.
Daikyo® Crystal Zenith® and Daikyo® are trademarks of Daikyo Seiko, Ltd. Daikyo Crystal Zenith® technologies are licensed from Daikyo Seiko, Ltd.